UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 3, 2012

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On July 3, 2012, Forbes Energy Services Ltd., or the Company, together with certain of its domestic subsidiaries, Forbes Energy Services LLC, Forbes Energy International, LLC, TX Energy Services, LLC, C.C. Forbes, LLC and Superior Tubing Testers, LLC, or the Borrower Subsidiaries, entered into an amendment, or the Second Amendment, to its loan and security agreement, dated as of September 9, 2011, or the Loan Agreement, with Regions Bank, SunTrust Bank, CIT Bank and Capital One Leverage Finance Corp., as lenders, and Regions Bank, as agent for the secured parties, or the Agent. While the Second Amendment was executed on July 3, 2012, it only became effective on July 6, 2012, after the payment of an amendment fee.

The Second Amendment modifies certain provisions of the Loan Agreement to, among other things, provide more flexibility on the Borrower Subsidiaries’ ability to enter into equipment leases, purchase money financings and insurance financing transactions.

The foregoing description is a summary and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2012, at the Company’s 2012 Annual Meeting of Shareholders, the Company’s shareholders approved the Company’s 2012 Incentive Compensation Plan. A description of this plan is set forth in the Company’s definitive proxy statement filed on April 30, 2012, as amended by that first amendment thereto filed on May 21, 2012. Such description is qualified in its entirety by reference to the full text of these plans, a copy of which is filed as Exhibit 10.2 hereto.

Item 5.07 – Submission of Matters to a Vote of Security Holders

On July 9, 2012, the Company held its 2012 annual meeting of shareholders. The matters voted upon and the results of the voting were as follows:

Proposal No. 1: Our shareholders re-elected Dale W. Bossert, Travis H. Burris, John E. Crisp, Charles C. Forbes, Jr., Janet L. Forbes and William W. Sherrill as directors of the Company;

Director Nominee	For	Withheld	Broker Non-Votes
Dale W. Bossert	10,436,575	1,035,545	5,105,929
Travis H. Burris	9,942,909	1,529,211	5,105,929
John E. Crisp	10,333,098	1,139,022	5,105,929
Charles C. Forbes, Jr.	10,333,922	1,139,198	5,105,929
Janet L. Forbes	10,326,098	1,146,022	5,105,929
William W. Sherrill	9,942,909	1,529,211	5,105,929

Proposal No. 2: Our shareholders approved a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

For	Against	Abstain	Broker Non-Votes
16,562,887	14,162	1,000	0

Proposal No. 3: Our shareholders considered a non-binding, advisory vote to approve the compensation of the Company’s named executive officers;

For	Against	Abstain	Broker Non-Votes
11,307,623	23,397	141,100	5,105,929

Proposal No. 4: Our shareholders approved the Company’s 2012 Incentive Compensation Plan;

For	Against	Abstain	Broker Non-Votes
10,856,553	474,467	141,100	5,105,929

Proposal No. 5: Our shareholders considered a non-binding, advisory vote on the frequency for shareholders’ non-binding, advisory vote on executive officers’ compensation.

1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
2,375,202	172	9,096,496	250	5,105,929

In accordance with the shareholders’ recommendation, the Company has determined that a non-binding, advisory vote on executive officers’ compensation will be conducted every three years, until the next shareholder non-binding, advisory vote on the frequency for shareholders’ non-binding, advisory vote on executive officers’ compensation.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

10.1	Second Amendment to Loan and Security Agreement, dated as of July 3, 2012, by and among Forbes Energy Services LLC, Forbes Energy International, LLC, TX Energy Services, LLC, C.C. Forbes, LLC and Superior Tubing Testers, LLC, as borrowers, Forbes Energy Services Ltd., as guarantor, certain lenders party thereto, and Regions Bank, as administrative agent for the lenders.

10.2	2012 Incentive Compensation Plan of Forbes Energy Services Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: July 10, 2012	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer